UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15399	36-4277050
(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court,

Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 482-3000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Registrant hereby amends its Current Report on Form 8-K previously filed on May 9, 2014 (the “Original 8-K”) solely for the purpose of amending Item 9.01(d) of the Original 8-K to correct and replace the Consent of Ernst & Young LLP included in Exhibit 23.1 to the Original 8-K. Other than as set forth in this Explanatory Note, this Form 8-K/A does not amend any other items in the Original 8-K or include any other modifications to the exhibits included as part of the Original 8-K.

Item 9.01.	Financial Statements and Exhibits

(D)	Exhibits

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm.

99.1*	Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from PCA’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 28, 2014

99.2*	Updates, where applicable, to Part II, Item 8. Financial Statements and Supplementary Data, from PCA’s Annual Report on Form 10-K for the year ended December 31,2013 as filed with the Securities and Exchange Commission on February 28, 2014

99.3*	Independent Auditors’ Report (KPMG) (incorporated by reference to Exhibit 99.1 to PCA’s annual report on Form 10-K for the year ended December 31, 2013)

101*	The following financial information from Packaging Corporation of America’s Annual Report on Form 10-K for the year ended December 31, 2013, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at December 31, 2013 and 2012, (ii) Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2013, 2012 and 2011, (iii) Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2013, 2012 and 2011, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011, and (v) the Notes to Consolidated Financial Statements

*	Previously filed with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

Dated: September 2, 2014	By:	/s/ Kent A. Pflederer
		Name:	Kent A. Pflederer
		Title:	Senior Vice President, General Counsel and Secretary